EXHIBIT 10.28

                   SALES AND SERVICE REPRESENTATIVE AGREEMENT


         THIS SALES REPRESENTATIVE AGREEMENT (this "AGREEMENT"), is entered into this 13th day of November, 2009, by and between Talon International, a Delaware corporation located at 21900 Burbank Blvd., Woodland Hills, CA 91367, USA (the "COMPANY"), and The Link Trading LLC, a company formed under the laws of California located at 6205 Busch Drive, Malibu, CA 90265 ("REPRESENTATIVE").

         In consideration of the mutual covenants and agreements set forth in this Agreement, the parties agree as follows:

         1. DEFINITIONS. As used in this Agreement, the following terms have the following meanings:

                  1.1 "DESIGNATED CUSTOMER" means any third party listed on Exhibit A hereto (i) with whom the Company does not have a preexisting business relationship as of the date of this Agreement, (ii) who is not an entity engaged in the retail sales of zipper products in the United States or the manufacture of such products, or any affiliate or subsidiary of any such entity, (iii) with whom the Company establishes a business relationship as a direct result of Representative's solicitation efforts hereunder, and (iv) who is not an Excluded Customer. The Company may at any time and from time to time update Exhibit A and identify additional third parties as a Designated Customer, provided they are not Excluded Customers.

                  1.2 "EXCLUDED CUSTOMER" means any third party not listed on Exhibit A hereto with whom the Company may have a preexisting business relationship with, or has previously solicited business from or had a past relationship with the Company.

                  1.3 "PRODUCTS" means the Company's products bearing the Talon(TM), Tag-it, or Tekfit trademark, and apparel trim products specifically developed by Talon or for Designated Customers.

                  1.4 "PURCHASE ORDER" means an order or orders to purchase Products from the Company placed by a Designated Customer.

                  1.5      "TERM"  has the  meaning  set forth in  Section  10.1
                           hereof.

                  1.6      "TERRITORY" means the U.S.

         2. REPRESENTATION. On the terms and subject to the conditions set forth in this Agreement, the Company hereby appoints Representative, and Representative hereby accepts the Company's appointment, for the solicitation of Purchase Orders during the Term, on a non-exclusive basis within the Territory. The Company and each of its affiliates shall, at all times, have the unrestricted and unconditional right to promote, distribute and sell, and to grant to any third party the right to promote, distribute and sell, Products in the Territory upon such terms and conditions as the Company, in its sole and absolute discretion, in each instance shall determine.

         3. CUSTOMER SOLICITATION. On the terms and subject to the conditions set forth in this Agreement, Representative will solicit Purchase Orders only during the Term and solely through the direct solicitation of Designated Customers within the Territory. Representative agrees that it shall not solicit any Excluded Customer. The Company and Representative shall endeavor to maintain a list of Designated Customers and to update such list from time to time during the Term.


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         4.       TERMS OF SALE AND PRICING.

                  4.1 PRICING. Subject to the provisions of this Section 4.1, the Company shall have the sole and absolute right at any time and from time to time to establish, change, alter or amend prices, charges, terms and conditions governing the sale of Products. The purchase prices for Products quoted by Representative, if any, shall be as set forth on the Company's price list (the "PRICE LIST") then in effect, as the same may be modified by the Company from time to time. Representative shall not quote any other price to a customer or potential customer unless expressly authorized to do so in writing by the Company. The Company reserves the right to change the Price List at any time by notice to the Representative PROVIDED, at least five (5) days prior to any material change in list prices for any of the Products, the Company will use its commercially reasonable efforts to give notice of the change to Representative, specifying in the notice the effective date of the change. The Company shall not apply a price change to any Purchase Order for which Representative has quoted a price in writing to the applicable Designated Customer prior to effectiveness of the price change, provided that such Purchase Order is made to the Company within 30 days of the effective date of the change and the Purchase Order specifies delivery of the Products within 60 days from the date of the Purchase Order.

                  4.2 OFFER AND ACCEPTANCE. Representative shall not accept Purchase Orders for any of the Products in the name of the Company without the prior written approval of the Company. Immediately upon the expression by the Designated Customer of interest in placing a Purchase Order, Representative shall advise the Company by telephone, facsimile, electronic mail or in person of the terms of the Purchase Order. Subject to Section
                           4.1 hereof, the Company shall have the sole authority to determine the scope, quantity, price, delivery requirements and other terms of the Purchase Order and Representative shall make no commitments with respect thereto. The Company shall have the absolute right to accept or reject any Purchase Order for whatever reason. No Purchase Order shall be binding upon the Company until the Company accepts the Purchase Order in accordance with its standard policies and procedures. Subject to Section 4.1 hereof, unless otherwise expressly requested by the Company, the Company shall conduct all negotiations with respect to a Purchase Order. Representative shall, if requested by the Company, assist the Company in such negotiations.

                  4.3 INVOICES. Unless otherwise agreed to in writing by the Company, the Company shall render all invoices directly to each Designated Customer and such Designated Customer shall be directed to submit all payments to the Company. The Company shall have the sole and absolute control with respect to collections from Designated Customers, including the right, without the prior consent of Representative, to make or effect allowances, adjustments or settlements with respect to any accounts receivable from a Designated Customer. Representative shall hold in trust and forward as promptly as practicable to the Company any and all amounts that Representative may collect or receive from any Designated Customer on account of the placement of a Purchase Order or purchase of Products pursuant thereto.

                  4.4 CHANGE IN PRODUCT OFFERINGS. The Company shall have the right, in its sole discretion, at any time or from time to time to change the design or specifications of the Products, discontinue Products or add new Products, modify its sales of Products, and/or stop the availability or selling of Products.

         5. PROMOTION. The Company shall determine, in its sole and absolute discretion, whether, and to what extent, it shall promote, advertise, market and sell the Products and nothing contained herein shall obligate the Company to do so.


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         6.       MATERIALS.  The Company shall supply  Representative with such
                  reasonable   quantities   of   product   literature,   printed
                  advertisements and other promotional materials concerning the Products that the Company may, in its sole and absolute
                  discretion,    determine   to   be   appropriate   to   assist
                  Representative in soliciting Designated Customers; PROVIDED, HOWEVER, nothing contained herein shall obligate the Company to prepare or print any such product literature, printed
                  advertisements  or  other  promotional  materials.   All  such
                  materials shall be provided in the language originally used by the Company in their preparation. In addition, the Company shall provide Representative with such Product educational assistance as the Company may, in its sole and absolute
                  discretion,    determine   to   be   appropriate   to   assist
                  Representative in soliciting Designated Customers.

         7.       REPRESENTATIVE DUTIES.

                  7.1 Representative covenants and agrees that, at all times during the Term it shall:

                           7.1.1 subject to Section 3 hereof, devote such time as it reasonably determines may be necessary to sell and promote the Products within the Territory through direct solicitation of Designated Customers or other methods designed to expand the market for the Products;

                           7.1.2 introduce executives of the Company to representatives of Designated Customers who have the corporate authority to negotiate a Purchase Order with the Company;

                           7.1.3 conduct all of its business in its own name and, subject to the terms and conditions of this Agreement, in such manner as it may see fit;

                           7.1.4 supply the Company with periodic written reports of sales and other marketing data reasonably requested by the Company relating to the marketing, distribution and sale of the Products, including, without limitation, the name and address of all Designated
                                    Customers  and  potential   customers   that
                                    Representative has contacted, and the dates and results of such contacts;

                           7.1.5 perform all of its obligations under this Agreement in a manner consistent with all applicable laws and regulations and with the principles of good conduct and business ethics, in order to protect and enhance the name of the Company, the reputation of the Products, and the goodwill attached to the trade name and any trademarks in use or hereafter adopted or used by the Company;

                           7.1.6 observe and comply in all material respects with all laws and regulations of all governmental authorities with jurisdiction over the Representative or over the
                                    marketing,   distribution  or  sale  of  the
                                    Products;

                           7.1.7 abide by the Company's policies of which it has been made aware in writing and communicate the same to Designated Customers;

                           7.1.8    assist  the  Company  in  establishing   and
                                    maintaining a good business relationship with Designated Customers; and


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                           7.1.9    promptly  advise  the  Company  of  (i)  any
                                    changes in status,  organization,  personnel
                                    and   similar   matters   with   respect  to
                                    Representative,  and (ii) any  complaints or
                                    claims   brought   or   threatened   against
                                    Representative with respect to its actions as Representative hereunder, the marketing, promotion or sale of the Products or any alleged defect in any Products.

                  7.2 Representative covenants and agrees that, at all times during the Term it shall not, without the prior written consent of the Company:

                           7.2.1 make or give any representations, warranties, guarantees or assurances to any Designated Customer or other third party respecting the quality, efficacy, safety, merchantability or fitness for any particular purpose of any Product;

                           7.2.2 use any promotional or advertising materials relating to any Product in connection with the exercise of its rights or performance of its obligations hereunder or otherwise unless and until such materials have received the Company's prior written approval;

                           7.2.3 directly or indirectly, offer, pay, promise to pay, or authorize the payment of any money or thing of value to any foreign official or any person, in violation of the United States Foreign Corrupt Practices Act or any other similar law or regulation;

                           7.2.4 use the Company's trade names or trademarks except as provided herein;

                           7.2.5 propose or present to any Designated Customer an opportunity to obtain any Products as part of a package, bundle or concurrent purchase with any product or service provided by any entity other than the Company; or

                           7.2.6 sell or promote the Products outside of the Territory.

                           7.2.7 represent itself, or allow itself to be represented, in any manner as an affiliate, subsidiary, subdivision or branch of the Company or any of its affiliates, or as an agent or representative thereof other than a representative for purposes of soliciting Purchase Orders pursuant to this Agreement, to any Designated Customer or other third party, including without limitation any retailer, apparel brand, manufacturers agent or factory.

         8.       COMMISSIONS.

                  8.1 COMMISSIONS. In consideration of the timely, full and complete performance by Representative of its obligations under this Agreement, and subject to the terms and conditions of this Section 8 and the other provisions of this Agreement, the Company shall pay to Representative a commission (the "COMMISSION") with respect to Gross Receipts collected from each Purchase Order placed by a Designated Customer following the direct and substantial solicitation of the Designated Customer by Representative. The Commission shall be paid monthly in the following amounts:


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                           8.1.1.   with respect to each such Purchase Order for
                                    Products to be  delivered  to  factories  or
                                    agents  of  the  Designated   customers  for
                                    ultimate export to the Territory, the amount
                                    equal  to  7.0%  of  Gross  Receipts  to the
                                    Company  resulting  from such Purchase Order
                                    placed by such Designated Customer,  subject
                                    to  adjustment  as  described  in  paragraph
                                    8.1.2 below;  PROVIDED,  that if the Company
                                    is required by such  Designated  Customer to
                                    obtain  approval  of the  Products  by  such
                                    Designated   Customer   or  any   contractor
                                    manufacturing  on behalf of such  Designated
                                    Customer, the amount of the Commission will equal 5.0% of such Gross Receipts; and

                           8.1.2. with respect to the commission percentages noted in paragraph 8.1.1. above, the commission percentage shall be lowered in 0.5% increments for every similar decline that the Company's average direct margin percentage on the Designated Customer purchase orders, falls below the Company's average direct margin percentage on all other purchase orders excluding the Designated Customers. Such average direct margin percentages and applicable Commission percentages to be determined and applied quarterly on a divisional basis for the Company's Talon, Trim and Tekfit products.

                           8.1.3. with respect to the Commissions earned, an amount equal to 2% of the Gross Receipts of such Purchase Orders collected from the Designated Customer shall be withheld from the Commission payments to the Representative and shall be applied as a payment, first against the outstanding interest and then against the outstanding principal balance of the Note Payable owed to the Company by the Representative, until such Note Payable is paid in full.


                  8.2      DEFINITIONS.   For  the  purposes  of  computing  and
                           determining the Commission:

                           8.2.1 "GROSS RECEIPTS'" of any Purchase Order shall mean the total amount actually collected by the Company as a result of the applicable Designated Customer with respect to the sale of the Products included in the Purchase Order, less all sales, excise, import, value-added or use taxes or duties and all other taxes or governmental levies of any kind, any shipping or delivery costs and expenses, all costs and expenses relating to import or export quotas, and bona fide trade discounts, rebates, royalties and allowances and similar items actually incurred by the Company with respect to the sale of such Products; and

                           8.2.2 a Purchase Order shall be deemed to be placed "FOLLOWING THE DIRECT AND SUBSTANTIAL SOLICITATION OF THE DESIGNATED CUSTOMER BY REPRESENTATIVE" only if:

                                    (a)      The  Purchase   Order  is  for  the
                                             purchase    of    Products   by   a
                                             Designated  Customer  or its  third
                                             party  agent for export to or final
                                             use in the Territory; and

                                    (b)      Representative  has  contacted  the
                                             Designated Customer by telephone or
                                             in  person   for  the   purpose  of
                                             introducing  a Designated  Customer
                                             to the Company,  and Representative
                                             has  actively   and   substantially
                                             assisted   in  the  first  sale  of
                                             Products to the Designated Customer
                                             following such solicitation; and


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For purposes of clarity,  subject to Section 8.5 below, the parties  acknowledge and agree that once Representative is entitled to a Commission with respect to Gross Receipts collected from a Purchase Order placed by a Designated Customer, Representative shall continue to be entitled to a Commission with respect to all Gross Receipts from subsequent Purchase Orders placed by the same Designated Customer during the Payment Period regardless of whether Representative assists the Company in connection with any subsequent Purchase Order. With respect to any Designated Customer, the "Payment Period" is equal to the shorter of (i) the remaining time of the initial term of this Agreement at the time the first Purchase Order of such Designated Customer is placed, and (ii) the period until termination of this Agreement due to other than expiration of the Term (if any), and is subject in all respects to the final sentence of Section 8.5 below. The Company may, in its sole discretion, extend the Payment Period in conjunction with subsequent renewals, if any, of this Agreement upon the expiration of the initial term.

                  8.3 PAYMENT. Representative will earn the Commission with respect to any Gross Receipts on the day upon which such Gross Receipts are actually collected by the Company. The Company shall pay all Commissions earned, if any, to Representative on the thirtieth
                           (30th) day of the month following the end of the calendar month during which the applicable Gross Receipts are collected by the Company. For example, Commission payments earned during March shall be made by April 30th.

                  8.4 CREDITS. With respect to any Gross Receipts collected from any Purchase Order for which Representative has earned or received a Commission hereunder, if the Company subsequently refunds or grants the applicable Designated Customer a credit for all or any part of such Gross Receipts, regardless of the reason therefor, the Company may (i) with respect to any Commission earned but not yet paid, reduce the
                           Commission to be paid by a corresponding proportionate amount, or (ii) with respect to any Commission already paid, (a) require the
                           Representative   to,   and   if   so   required   the
                           Representative shall, refund to the Company a corresponding proportionate amount of the Commission previously paid within ten (10) days of notification to Representative or (b) deduct the corresponding proportionate amount of the Commission previously paid from the next payments due Representative hereunder.

                  8.5 EFFECT OF TERMINATION. If this Agreement is terminated for any reason whatsoever, except for termination by the Company due to breach by Representative pursuant to Section 10.3 hereof, Representative shall be entitled to receive the aggregate amount of Commissions (determined in accordance with Sections 8.2 and 8.4 above) earned by the Representative with respect to Gross Receipts collected by the Company pursuant to Purchase Orders placed by a Designated Customer prior to termination, which amounts shall be paid as provided in Section
                           8.3 above; PROVIDED that the Company shall have the full right to offset and deduct against any Commissions due any and all sums then due and owing to the Company from Representative, not including the Note Payable. The Company acknowledges that the Company's obligation to pay Commissions for Purchase Orders placed before termination by Designated Customers shall survive termination of this Agreement. If this Agreement is terminated by the Company due to breach by Representative pursuant to
                           Section 10.3 hereof, the Representative shall not be entitled to any further payments by the Company from the date of termination, while the Company shall continue to have the full right to claim a refund from Representative for any refunds or credits the Company extends to a Designated Customer pursuant to
                           Section 8.4 of this Agreement.

         9.       CERTAIN DISCLAIMERS AND LIMITATIONS ON LIABILITIES.

                  9.1 Nothing contained in this Agreement shall constitute any representation or warranty by the Company, including, without limitation, any representation or warranty respecting the quality, efficacy, safety, merchantability or fitness for any particular purpose of the Products.


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                  9.2      In  no  event   shall  the   Company  be  liable  for
                           incidental,   consequential,   indirect,  special  or
                           punitive damages or for loss of revenue, loss of business, or other financial loss arising out of or in connection with the exercise or non-exercise of any right contemplated by Section 4.4 hereof or
                           otherwise   in   connection   with   the   marketing,
                           distribution or sale of the Products.

         10.      TERM AND TERMINATION.

                  10.1 TERM. The term (the "TERM") of this Agreement shall commence on the date of this Agreement and continue for an initial period of 24 months unless earlier terminated as provided herein. The Term may be extended for one or more additional periods only upon the written agreement of the Company and Representative. Notwithstanding the effective date of this agreement, business introductions, nominations and orders for Products secured by Representative since May 2009 but prior to the commencement date shall nevertheless be treated as secured after the effective date of this agreement.

                  10.2 TERMINATION FOR CONVENIENCE. Either party may terminate this Agreement for any reason without liability upon 30 days prior written notice to the other party.

                  10.3 TERMINATION FOR BREACH. Either party may terminate this Agreement immediately if the other party fails to perform or comply with one or more of its material obligations under this Agreement and fails to rectify that breach within 10 days of written notice thereof.

                  10.4 ADVERTISING AND PROMOTION. Upon termination of this Agreement, Representative shall within 10 days from the date of termination (a) remove from Representative's premises and deliver to the Company all signs, promotional and advertising materials relating to the Products or containing the Company's brand name or any trade marks or trade names of the Company, (b) cease to engage in advertising or promotional activities concerning the Products, and
                           (c) cease to represent, in any manner, that Representative has been designated by the Company to offer or sell the Products. The obligations set forth in this Section 10.4 shall survive termination of this Agreement.

                  10.5 CLAIMS FOR INDEMNITY. NEITHER PARTY SHALL, IN CONNECTION WITH THE TERMINATION OF THIS AGREEMENT, HAVE THE RIGHT TO CLAIM AGAINST THE OTHER PARTY ANY INDEMNITY, REIMBURSEMENT OR COMPENSATION FOR LOSS OF CLIENTELE, GOODWILL, LOSS OF PROFITS ON ANTICIPATED SALES OR THE LIKE OR HAVE ANY OTHER RIGHT TO COMPENSATION FOR LOSSES OR DAMAGES RESULTING FROM SUCH TERMINATION, EACH PARTY ACKNOWLEDGING THAT IT HAS DECIDED AND WILL DECIDE ON ALL INVESTMENTS, EXPENDITURES AND COMMITMENTS MADE IN CONNECTION WITH THIS AGREEMENT IN FULL AWARENESS OF THE POSSIBILITY OF ITS LOSSES OR DAMAGES RESULTING FROM SUCH TERMINATION AND IS WILLING TO BEAR THE RISK THEREOF. NOTHING IN THIS SECTION 10.5 SHALL LIMIT ANY LIABILITY OF ANY PARTY HEREUNDER ARISING OUT OF OR IN CONNECTION WITH ANY BREACH OF ITS OBLIGATIONS HEREUNDER.

                  10.6     SURVIVING   TERMS.   Covenants   set  forth  in  this
                           Agreement expressly designated to survive its Term shall survive termination of this Agreement.

         11.      CONFIDENTIALITY.

                  11.1 CONFIDENTIAL MATERIAL. Representative acknowledges that the Company's proprietary information relating to the Products and its business and the Company's trade secrets, including, without limitation, price lists, pricing information, customer lists, customer names and contacts, trade knowledge, financial information, financial projections, unprinted and printed data, all inventions, including, without limitation, any and all processes, innovations, ideas, designs, developments, methods, and other discoveries or developments whether or not patentable, all know-how, modifications or improvements to any of the foregoing, and all related tangible or intangible property, constitute confidential material (the "CONFIDENTIAL MATERIAL") which (i) are valuable, confidential, proprietary and unique information and trade secrets of the Company, and (ii) are and shall remain the sole and exclusive property of the Company. Representative further acknowledges that the Company shall have, in addition to other remedies available at law, the right to enjoin the use of the Confidential Material in any manner conflicting with this Agreement or in derogation of the Company's proprietary rights, and that other remedies are inadequate to protect the Company's rights in the Confidential Material.

                  11.2 NON DISCLOSURE. Other than in connection with the performance of its obligations under this Agreement, or to the extent required by law or judicial process, Representative shall not use for its own benefit, nor disclose to any third party, any Confidential Material. Nothing in this Agreement authorizes Representative to disclose any Confidential Material to any Designated Customer or potential Designated Customer. Representative shall allow access to Confidential Material by its employees and agents only to the extent necessary to perform its obligations hereunder. Representative shall inform its employees and agents who access the Confidential Material that it is confidential in nature and shall cause such employees and agents to abide by the same restrictions with respect to such Confidential Material as are imposed on the Representative, including without limitation by prohibiting and preventing any unauthorized exploitation, transfer, or disclosure by such employees and agents. If Representative is requested by any governmental authority with jurisdiction over the Representative through oral questions, interrogatories, requests for information or documents, subpoena, civil or criminal investigative demand or similar process to disclose any Confidential Material, Representative will provide the Company with immediate notice of such request so that the Company may consider seeking a protective order in respect thereof. Representative agrees to cooperate with the Company in connection with any action undertaken by the Company to protect any unauthorized disclosure or use of any Confidential Material.

                  11.3 RETURN OF CONFIDENTIAL MATERIAL. Upon the Company's request, Representative shall promptly either deliver to the Company or destroy, in accordance with the Company's instructions, all written Confidential Material and Confidential Material in electronic form, including any such Confidential Material incorporated into other materials, and any copy, extract, summary or other reproduction (whatever the form or storage medium) of such Confidential Material. The obligations set forth in this Section
                           11.3 shall survive the termination of this Agreement.

         12. RESOLUTION OF REPRESENTATIVE DISPUTES. In the event of a dispute among Representative and other sales representatives of the Company as to any matter involving this Agreement or the sale of the Products, Representative agrees to submit such dispute to the Company for resolution and agrees to be bound by the decision reached by the Company in its sole and absolute discretion.

         13.      PROTECTION  TRADEMARKS,   TRADENAMES  AND  OTHER  INTELLECTUAL
                  PROPERTY

                  13.1 TRADEMARKS. The Company hereby grants to Representative the non exclusive right to use within the Territory the trademarks "Talon(TM)" and all other trademarks and tradenames that the Company may expressly authorize the Representative to use in writing from time to time (the "Trademarks") solely in connection with the marketing of the Products during the Term of this Agreement; PROVIDED, that Representative shall not have the right to use the Trademarks, or any of them, as part of the name of its business, as part of a name under which it does business or as part of its internet domain name or email address. The Company may at any time, in its sole and absolute discretion, revoke this nonexclusive right to use the Trademarks.

                  13.2 DISPLAY. Representative shall attach, use and display the Trademarks on all packaging, promotional and advertising materials to be used in connection with the marketing, distribution and sale of the Products. Representative shall furnish the Company with copies of all of its promotional and advertising material that makes use of the Trademarks, and if Representative shall make all alterations, additions and modifications to such materials as Company reasonably requests.

                  13.3 OTHER USES PROHIBITED. Without the prior written consent of the Company, Representative shall not use or display any trademarks, tradenames or service marks except the Trademarks in connection with the marketing of the Products.

                  13.4 REGISTRATION PROHIBITED. During the Term and thereafter, Representative shall not register in its own name or on behalf of any other entity with any Trademark Bureau any other governmental or other body, or claim any other intellectual property rights with respect to, any Trademarks, within the Territory or any other jurisdiction. Representative shall cause all of its employees and agents to abide by the same restrictions with respect to the Trademarks as are imposed on Representative. The obligations set forth in this Section 13.4 shall survive the termination of this Agreement.

         14.      MISCELLANEOUS.

                  14.1 NO PARTNERSHIP. Nothing contained in this Agreement shall be deemed or construed in any manner whatsoever as creating any partnership, joint venture or other similar relationship between the Company and Representative.

                  14.2 ASSIGNMENT. Representative may not transfer the rights or delegate the duties provided for under the terms of this Agreement without the prior written consent of the Company, which consent the Company may withhold in the exercise of its sole and absolute discretion. All terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted transferees, successors and assigns.

                  14.3 NOTICES. All notices, requests, consents and other communications that are required or permitted hereunder shall be in writing and shall be (a) delivered personally, (b) sent by telecopier, facsimile or electronic mail with confirmation or acknowledgment of transmission or confirmation by mailing a confirmation copy registered or certified air mail, or (c) sent via the fastest service provided by an internally recognized express delivery service such as Federal Express or United Parcel Service (in which case it shall be deemed given two business days after deposit with such service) to the addresses listed on Exhibit B hereto. Such address may be changed from time to time by either party by providing written notice to the other in the manner set forth in this Section 14,3.

                  14.4 GOVERNING LAW AND ARBITRATION. This Agreement and any contract of sale concluded in accordance with this Agreement shall be interpreted and their effects shall be determined in accordance with the laws of the State of California, without regard to the conflicts of laws and principles thereof. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration in Los Angeles, California, administered by the American Arbitration Association in accordance with its Commercial Arbitration procedures, and judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.

                  14.5 SEVERABILITY. If any provision of this Agreement is held to be invalid, illegal or unenforceable for any reason or in any respect whatsoever, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

                  14.6 WAIVER. The waiver by any party hereto of any breach or default shall not constitute a waiver of any different or subsequent breach or default. No waiver to this Agreement shall be effective unless stated in writing and signed by authorized representatives of all parties.

                  14.7 ENTIRE AGREEMENT. This Agreement, when signed by the authorized representatives of each party hereto, shall constitute the only agreement between them with respect to the subject matter herein and shall supersede all prior agreements, oral or written. This Agreement may be amended only by a writing singed by each party hereto.

                  14.8 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  14.9 TAXES. Representative shall bear the expense of any tax which may be payable by Representative in respect of this Agreement or the transactions contemplated herein.



        IN WITNESS WHEREOF, the parties hereto have entered into this Agreement as of the date first above written.



                                    COMPANY:

                                    TALON INTERNATIONAL, INC.


                                    By:      /s/ Lonnie D. Schnell
                                             ---------------------------------
                                    Name:    Lonnie D. Schnell
                                    Its:     Chief Executive Officer



                                    REPRESENTATIVE:

                                    THE LINK TRADING LLC


                                    By:      /s/ Colin Dyne
                                             ---------------------------------
                                    Name:    Colin Dyne
                                    Its:     Manager

                                    EXHIBIT A
                                       TO
                         SALES REPRESENTATIVE AGREEMENT

                              DESIGNATED CUSTOMERS


Phillips-Van Heusen Corporation (NYSE: PVH)

                                    EXHIBIT B
                                       TO
                         SALES REPRESENTATIVE AGREEMENT

                               NOTICE INFORMATION